UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 14, 2005
(Date of earliest event reported)

Computer Associates International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)

(631) 342-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

     On October 14, 2005, Computer Associates International, Inc. (“Computer Associates”) completed its acquisition of iLumin Software Services, Inc. (“iLumin”) by merger for total consideration of approximately $47.35 million, including the assumption of debt. iLumin creates and distributes software that enables enforceable and secure legal documents to be sent over the internet and provides services in electronic signatures, e-mail surveillance, archiving and encryption.

     Computer Associates has not yet determined whether it is required under applicable rules to file certain financial statements of iLumin and pro forma financial statements relating to the iLumin acquisition. If it determines that it is so required, it will file the required financial statements within 71 days.

     Item 9.01.  Financial Statements and Exhibits

(a) None
(b) None
(c) Exhibit 2.1:	Agreement and Plan of Merger, dated as of September 30, 2005, by and among iLumin Software Services, Inc., the Stockholders listed therein, Jonathan Perl as the Stockholders’ Representative, Computer Associates International, Inc.
and Lost Ark Acquisition, Inc. (the schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K)*

* The Company hereby agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Date: October 20, 2005	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary